UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611
(Address of principal executive offices)

(630) 286-9560
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

FOMO CORP. issued the following press release on December 1, 2020 regarding its approval to join the Alibaba Global Gold Supplier Program:

FOMO CORP. ANNOUNCES E-COMMERCE AGREEMENT BETWEEN PURGE VIRUS, LLC AND ALIBABA

PURGE VIRUS PRODUCTS TO BE OFFERED WITHIN ALIBABA’S B2B GLOBAL GOLD SUPPLIER PROGRAM

Chicago, IL, Dec. 01, 2020 (GLOBE NEWSWIRE) -- FOMO CORP. (US OTC: ETFM) announces that its wholly owned subsidiary, Purge Virus, LLC (“PV”; https://purgevirus.com/), has met the necessary business verification criteria and has been approved by Alibaba Group Holding Limited (NASDAQ: BABA; “Alibaba”; https://www.alibaba.com/) for its Global Gold Supplier Program effective November 30, 2020. This approval provides a significantly expanded distribution platform for Purge Virus. It is expected that PV disinfection technology products will be available on the Alibaba platform globally on or before January 1, 2021. Purge Virus products will be incorporated online with volume-tiered pricing to give business owners the ease of purchasing products by matching their heating, ventilation, and air conditioning (HVAC) systems to the most appropriate disinfection technology.

Alibaba is the world’s largest retailer and e-commerce company with a market capitalization of more than $750 billion and over 10 million active buyers in their Business to Business (B2B) Program. Alibaba is uniquely positioned to foster major portfolio accounts for Purge Virus that involve hotel and restaurant chains, among large operators in other economic sectors such as schools, hospitals, municipal buildings, medical facilities, commercial buildings (malls, offices, etc.), airports, and other verticals.

The need for COVID-19 disinfection across the hospitality industry sparked this engagement between Purge Virus and Alibaba. According the American Hotel and Lodging Association (AHLA), there are over 5 million hotel rooms in the United States, and, as of 2018, 16.97 million hotel rooms worldwide according to Statista. Packaged Terminal Air Conditioner (PTAC) units are ubiquitous across the hospitality industry. A PTAC unit is a type of self-contained heating and air conditioning system commonly found in hotels and many other buildings. Purge Virus does not manufacture PTACs but can improve PTACs by retrofitting them to disinfect indoor air. Customers may also buy Purge Virus disinfection devices and insert them into the PTAC units themselves. More info may be found here: https://purgevirus.com/ptac-disinfection/.

PTAC unit retrofit solutions are ideal for hotels and motels, senior housing facilities, and hospitals that face the most acute challenges for COVID-19. The average cost of equipment and installation per room is $550 - $650. Purge Virus also offers zero upfront cost financing over 3-5 years. The monthly cost can be as low as $10 per month per room.

“We are so pleased to engage with Alibaba to increase the exposure of disinfection technologies in the U.S. and around the world. Alibaba’s platform also gives us the ability to highlight key advantages of our solutions. As an example, in addition to helping to reduce the spread of COVID-19, influenza and other pathogens, Purge Virus technology offerings include odor removal, which is an added feature to reduce tobacco and cannabis odors in hotel and motel rooms and in other environments,” said Charlie Szoradi, CEO of Purge Virus.

In Other Purge Virus News:

In order to proactively support forthcoming COVID-19 vaccines, Purge Virus has developed and launched its Vaccine Center (https://purgevirus.com/vaccine-center/). The Vaccine Center includes news and vaccination location information, plus pins, masks and apparel for people who may choose to inform their friends, colleagues, or customers that they have been vaccinated.

About FOMO CORP.

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford emerging companies access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

CONTACT:

Vik Grover

CEO

FOMO CORP.

fomocorp2020@gmail.com

(630) 286-9560

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO CORP. – Alibaba Press Release 12-01-2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: December 2, 2020	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer